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                                                                  Exhibit 24.01

                                POWER OF ATTORNEY

         WHEREAS, NORTHERN STATES POWER COMPANY, a Wisconsin corporation (the Company), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, its Registration Statement relating to the sale of up to $80 million principal amount of secured or unsecured long-term debt securities of the Company, and one or more amendments (including post-effective amendments) to said Registration Statement; and

         WHEREAS, each of the undersigned holds the office in the Company hereinbelow set opposite his name.

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints JEROME L. LARSEN and ROGER D. SANDEEN, and each of them individually, his attorney, with full power to act for him and in his name, place and stead, to sign his name in the capacity set forth below to any Registration Statement or amendments thereto relating to the issuance of up to $80 million principal amount of secured or unsecured long-term debt securities and to any and all amendments (including post-effective amendments) to such Registration Statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 3rd day of February, 1999.


/s/ Jerome L. Larsen                        /s/ Ray A. Larson, Jr.
---------------------------------           ----------------------------------
Jerome L. Larsen, Principal Executive       Ray A. Larson, Jr., Director
Officer and Director


/s/ H. Lyman Bretting                       /s/ Larry G. Schnack
---------------------------------           ----------------------------------
H. Lyman Bretting, Director                 Larry G. Schnack, Director


/s/ Philip M. Gelatt                        /s/ Loren L. Taylor
---------------------------------           ----------------------------------
Philip M. Gelatt, Director                  Loren L. Taylor, Director


STATE OF WISCONSIN         )
                           )  ss.
COUNTY OF EAU CLAIRE       )

         On this 3rd day of February, 1999, before me, John P. Moore, Jr., a Notary Public in and for said County and State, personally appeared each of the above-named directors of NORTHERN STATES POWER COMPANY, a Wisconsin corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and each person acknowledged to me that he executed the same as his own free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date above set forth.

My Commission is permanent.             /s/ John P. Moore, Jr.
                                        --------------------------------------
                                        John P. Moore, Jr.
                                        Notary Public in and for the County
                                        of Eau Claire, State of Wisconsin